Exhibit 10.0

                              EMPLOYMENT AGREEMENT


                                ALLEN R. ROWLAND




                                TABLE OF CONTENTS

                                                                          PAGE

Term                                                                        1

Position and Duties                                                         1

Compensation                                                                2

Termination of Employment                                                   5

Obligations of the Company upon Termination                                 8

Release                                                                    10

Non-Exclusivity of Rights                                                  10

Full Settlement                                                            10

Non-Competition; Confidential Information; and Non-Solicitation            11

Certain Additional Payments by the Company                                 12

Attorneys' Fees                                                            14

Indemnification                                                            14

Successors                                                                 14

Arbitration                                                                15

Miscellaneous                                                              15





                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT (the "Agreement"), dated November 23, 1999, is by and between Winn-Dixie Stores, Inc., a Florida Corporation (the "Company") and Allen
R. Rowland (the "Executive").

                                 WITNESSETH THAT

     WHEREAS, subject to the terms and conditions contained herein, the Company wishes to provide for the employment by the Company of the Executive and the Executive wishes to accept such employment; and

     WHEREAS, this Agreement is the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements concerning the same subject.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Executive hereby agree as follows:

1. Term.

     (a)  Term of Employment.

          (i) The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, commencing on the date above written (the "Effective Date") and, unless sooner terminated pursuant to Paragraph 4, continuing until the date that is the three-year anniversary of the Effective Date or such later date as provided in subparagraph
               (ii) of this subparagraph 1(a) (the "Term of Employment").

          (ii) The Term of Employment shall be extended automatically for one additional year on the last day before the first annual anniversary of the Effective Date and for one additional year on each annual anniversary thereafter unless either party gives written notice not to extend this Agreement prior to the three
               (3) months before such extension would be effectuated.

     (b) Term of the Agreement. This Agreement shall become effective on the Effective Date and shall continue in effect throughout the Term of Employment; provided, however, the restrictive covenants contained in Paragraph 9 of this Agreement and the Company's obligations under Paragraphs 5, 10, 11, 12 and 14 of this Agreement shall survive the Term of Employment and shall continue in effect through the periods provided therein and/or until the Company's and the Executive's obligations thereunder are satisfied.

2. Position and Duties.

     (a) Positions, Duties, and Responsibilities. The Executive shall serve as the President and Chief Executive Officer of the Company with such duties and responsibilities as are customarily assigned to the President and Chief Executive Officer, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the Board of Directors of the Company (the "Board"). The Executive shall report solely and directly to the Board. At the Effective Date, the Executive shall be elected by the Board to a position on the Board and, at the next annual meeting thereof, shall be nominated to serve as a member of the Board. The Executive agrees to resign from Board membership upon termination of employment with the Company upon written request of the Board.

     (b) Time and Attention. Excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote substantially all of his attention and time during normal working hours to the business and affairs of the Company and its affiliates, as directed by the Board. It shall not be considered a violation of the foregoing, however, for the Executive to serve on corporate, industry, civic, or charitable boards or committees, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement or violate Paragraph 9 of this Agreement.

3.   Compensation.   Except  as  otherwise   expressly  set  forth  below,   the
     Executive's compensation shall be determined by, and in the sole discretion of, the Board.

     (a) Annual Base Salary. The Executive shall receive an annual base salary of not less than $700,000 (the annual base salary in effect from time to time, "Annual Base Salary"). The Annual Base Salary shall be payable in accordance with the Company's regular payroll practice for its senior officers, as in effect from time to time. The Annual Base Salary shall be reviewed from time to time, but not less frequently than annually, and, in the sole discretion of the Board, may be adjusted; provided, however, in no case shall the Annual Base Salary be reduced from the minimum level set forth above. To the extent Annual Base Salary is increased, then such increased salary shall be Executive's Annual Base Salary for all purposes of this Agreement.

     (b) Annual Bonus. Pursuant to the terms of the Company's Annual Incentive Plan, the Executive shall be eligible to receive an annual bonus (the "Annual Bonus") of up to 120% of his Annual Base Salary (with the target annual bonus equal to 60% of Annual Base Salary), based on the degree of achievement of performance goals established by the Board, after consultation with the Executive, in writing, at the beginning of each fiscal year and, with respect to the initial Annual Bonus, within a reasonable time after the Effective Date. Notwithstanding the foregoing, if, as of June 28, 2000, (i) the Executive is an employee of the Company or (ii) the Executive's employment has been terminated by the Company for other than Cause (as that term is defined in subparagraph 4(b)(ii)) or by the Executive for Good Reason (as that term is defined in subparagraph 4(c)(ii)), the Executive shall receive an initial Annual Bonus (which shall be paid with respect to the period ending on June 28, 2000, the last day of the Company's fiscal year) of not less than $210,000.

     (c) Stock Options. On the Effective Date, the Executive shall be granted an option to purchase 500,000 shares of the Company's common stock at a per share purchase price equal to the closing price of the Company's common stock on the New York Stock Exchange on the Effective Date (the "Option"). The Option shall have a ten year term, unless terminated earlier pursuant to the terms hereof or the terms of the Option award agreement pursuant to which the Option is granted (the "Option Agreement"). Fifty percent (50%) of the Option (i.e., 250,000 shares out of the 500,000 granted) shall vest and become immediately exercisable on the Effective Date and the remaining fifty percent (50%) of the Option (i.e., the remaining 250,000 shares out of the 500,000 granted), provided the Executive is an employee as of such date, shall vest (and become immediately exercisable) on the first annual anniversary of the Effective Date. Notwithstanding the foregoing, the Option Agreement shall provide that upon (i) a Change in Control (as that term is defined in subparagraph 15(i) hereof), or
          (ii) a termination of the Executive's employment by the Company for other than Cause (as that term is defined in subparagraph 4(b)(ii)) or by the Executive for Good Reason (as that term is defined in subparagraph 4(c)(ii)), or upon termination of employment for death or Disability, the Option shall become fully vested and exercisable and shall remain exercisable until the second one-year anniversary of the Date of Termination (or, if earlier, the last day of the term of the Option). Otherwise, upon a termination of the Executive's employment, any portion of the Option that has not as of such date vested shall be forfeited. Except as expressly provided herein, the Option shall be administered pursuant to the terms and conditions of the Company's Key Employee Stock Option Plan, as if granted thereunder, and the Option Agreement. Notwithstanding any other provision contained herein, such Option is being granted to the Executive in addition to, and not in lieu of, any other award or benefit (whether or not based in Company common stock) customarily granted to senior executive officers of the Company.

     (d)  Incentive Compensation; Employee Benefits; Fringe Benefits.


          (i) In addition to the foregoing, while the Executive is employed pursuant to this Agreement,

               (A) the Executive shall be eligible to participate in all cash and equity-based incentive compensation (including the Company's Key Employee Stock Option Plan (the "KESOP") and Performance-Based Restricted Stock Plan, subject to conditions on participation contained in the Company's Stock Ownership Obligation policy, as it exists from time to time), retirement, supplemental retirement, and deferred compensation plans, policies and arrangements that are provided generally to other senior officers of the Company at a level (in terms of the amount and types of benefits and incentive compensation that the Executive has the opportunity to receive and the terms thereof) determined in the sole discretion of the Board; provided, however, the Executive's participation in such arrangements shall be at a level no less favorable than that of other senior executive officers of the Company;

               (B) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, applicable welfare benefit plans, practices, policies, and programs provided by the Company to the same extent as is provided generally to other senior officers of the Company; and

               (C) the Executive shall be entitled to receive fringe benefits substantially similar to those enjoyed generally by other senior officers of the Company and shall be entitled to avail himself of paid holidays (as determined from time to time by the Company) on the same terms and conditions as other senior officers of the Company.

               (ii) With respect to the  Executive's  participation  in cash and equity-based incentive compensation plans, the combined target annualized long-term incentive provided pursuant to the KESOP and the Performance-Based Restricted Stock Plan shall be equal to 180% of the Executive's Annual Base Salary (90% of which shall be provided in the form of stock options and the remaining 90% of which shall be provided through a combination of restricted stock and contingent cash payments), calculated without regard to the Options granted pursuant to subparagraph 3(c) hereof.

               (e) Vacation. The Executive shall be entitled to paid vacation in accordance with the Company's vacation policy for senior officers of the Company; provided, however, the Executive shall be entitled to not less than four (4) weeks of vacation per year. For purposes of this provision, reference to a year shall be deemed to be the 365 day period beginning on the Effective Date, and each anniversary thereof. Vacation benefits shall be deemed earned and available on the first day of each such year. Vacation days not used within the applicable year shall be forfeited; provided, however, that upon termination of the Executive's employment hereunder, the Executive shall be paid for vacation days unused for the year in which the termination occurs.

               (f)  Expenses.

                    (i) The Company shall, at its expense, cause to be provided for the Executive's use, an office at the Company's headquarters and such secretarial services and necessary business supplies and equipment as the Executive may reasonably require in carrying out his obligations hereunder.

                    (ii) The  Executive  shall be  reimbursed by the Company for reasonable business expenses actually incurred in rendering to the Company the services provided for hereunder, payable in accordance with customary Company practice, after the Executive presents written expense statements or such other supporting information as the Company may customarily require of its executives for reimbursement of such expenses. Expenses for which reimbursement will be made include, but shall not be limited to, reasonable business entertainment, travel, cellular telephone, portable computer, facsimile machine, and similar related reasonable expenses that are incidental to the Executive's performance of his duties and responsibilities pursuant to this Agreement.

                    (iii)The  Executive  shall be  reimbursed  for the  expenses incurred by the Executive related to his relocation to Jacksonville, Florida, as provided in Exhibit A. In addition, the Company shall pay to the Executive (x) an amount (not to exceed $50,000) for costs associated with the termination of membership with Alaqua Country Club and (y) all reasonable attorney's fees and expenses incurred in connection with the negotiation of this Agreement and related documentation. All expenses and costs incurred by the Executive for which the Executive seeks reimbursement hereunder shall be substantiated by reasonable written documentation.

     (g) No Duplication of Benefits. Notwithstanding the foregoing, except as may be expressly set forth elsewhere in this Agreement, nothing contained in any paragraph or subparagraph of this Agreement shall entitle the Executive to receive duplicate payments or benefits under the same plan or arrangement with respect to the same period(s) of employment, other than with respect to the Options provided pursuant to subparagraph 3(c) hereof; provided, to the extent of any inconsistency between the terms of any such plan or arrangement and the terms of this Agreement with respect to any one type of benefit, the terms most beneficial to the Executive under either the respective plan or arrangement or this Agreement shall govern and prevail.

4.   Termination of Employment.

     (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Term of the Agreement. For purposes of this Agreement, the term "Disability" shall have the same meaning as is provided in the Company's long-term disability plan for "Total Disability," as in effect on the Date of Termination (as that term is defined in subparagraph 4(d)(ii) below); provided, however, that the Executive shall not be considered to have experienced a Disability for purposes of this Agreement unless and until, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been substantially unable to perform his duties hereunder for an entire period of six (6) consecutive months, and within thirty (30) days after written Notice of Termination (as that term is defined in subparagraph 4(d)(i) below) is given after such six
          (6) month period, the Executive shall not have returned to the substantial performance of his duties on a full-time basis.

     (b)  By the Company.


          (i) The Company may terminate the Executive's employment without Cause by delivering to the Executive written Notice of Termination (as that term is defined in subparagraph 4(d)(i) below), or for Cause by delivering to the Executive not less than 35 days (or 5 days if the termination is pursuant to subparagraph 4(b)(ii)(B)) prior written Notice of Termination (as that term is defined in subparagraph 4(d)(i) below) and by affording the Executive the due process rights set forth in subparagraphs 4(b)(ii) and (iii) below.

          (ii) For purposes of this Agreement, "Cause" means: (A) the willful engaging by the Executive in misconduct that is material and demonstrably economically injurious to the Company or any of its subsidiaries (monetarily or otherwise), or (B) the Executive's conviction of, or pleading guilty or nolo contendere to, a felony involving moral turpitude. For purposes of the foregoing, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive
               (I) not in good faith or without reasonable belief that his act, or failure to act, was in the best interest of the Company, and
               (II) without the direction of the Board or a committee thereof. No event described in the foregoing subparagraph 4(b)(ii)(A) shall constitute Cause unless the Company has given the Executive written Notice of Termination (as that term is defined in subparagraph 4(d)(i) below) specifying the condition(s) or event(s) relied upon for such notice within 90 days from the occurrence of such event (or, if later, from the earliest date the Chairman of the Board became aware of such event) and the Executive has failed to cure the condition or event asserted to constitute Cause within the 30 day period following receipt of such notice; provided, however, that during the 30 day period following the receipt of such notice, the Board may, in its sole discretion, place the Executive on paid leave of absence (during which time the Executive shall continue to receive and/or accrue all payments and benefits he was receiving or was eligible to receive at the time such notice was given).

          (iii)The Executive's termination for Cause shall be effective when and if a resolution is duly adopted by an affirmative vote of three-quarters of the entire membership of the Board (excluding the Executive who shall not vote on this matter), stating that in the good faith opinion of the Board the Executive is guilty of the conduct described in the Notice of Termination (as that term is defined in subparagraph 4(d)(i) below), and such conduct constitutes Cause under this Agreement; provided, however, that the Executive shall have been given the opportunity, together with counsel, during the 35 day period (or 5 day period if the termination is pursuant to subparagraph 4(b)(ii)(B)) following the receipt by the Executive of the Notice of Termination (as that term is defined in subparagraph 4(d)(i) below) and prior to the adoption of the Board's resolution, to be heard by the Board. Subject to Paragraph 14 hereof, this subparagraph 4(b)(iii) shall not prevent the Executive from challenging in any court of competent jurisdiction or arbitration proceeding the Board's determination that Cause exists or that the Executive has failed to cure any act (or failure to act) that purportedly formed the basis for the Board's determination.

          (c)  By the Executive.

               (i) The Executive may terminate his employment (A) for no reason, or (B) for Good Reason; provided, however, that in either case the Executive shall have given at least 30 days prior written Notice of Termination (as that term is defined in subparagraph 4(d)(i) below).

               (ii) For purposes of this Agreement, the term "Good Reason" means the occurrence (without the Executive's express written consent) of any of the following acts or failures to act by the Company:

                    (A) the assignment to the Executive of duties inconsistent with the Executive's status as the President and Chief Executive Officer of the Company, or any action by the Company which results in a diminution in the Executive's authority, duties, responsibilities or reporting responsibilities;

                    (B) any reduction in the Executive's Annual Base Salary or target Annual Bonus opportunity or the failure of the Company to provide the Executive any material benefit under this Agreement, including, without limitation, the Options;

                    (C) the discontinuance of the Executive's eligibility to participate in any incentive compensation, deferred compensation, retirement or other employee benefit plan without replacement with benefits providing both equivalent current value and equivalent opportunity to participate in future Company equity appreciation;

                    (D)  the Company  requiring the Executive to be based at any
                         office  other  than  the  Company's   headquarters   in
                         Jacksonville, Florida;

                    (E) the failure of the Executive to be nominated for election or actually elected as a director on the Board or the failure to appoint the Executive as the President and Chief Executive Officer of the Company;

                    (F) the material breach by the Company of any of its other obligations under this Agreement;

                    (G) any purported termination of the Executive's employment for Cause that is not effected pursuant to the procedures of subparagraph 4(b) (and for purposes of this Agreement, no such purported termination shall be effective);

                    (H) the Company's failure to provide in all material respects the indemnification set forth in Paragraph 12 of this Agreement;

                    (I) a Change in Control of the Company (as that term is defined in subparagraph 15(i) hereof) or the failure of the Company to obtain the assumption of this Agreement as contemplated in subparagraph 13(b) hereof; or

                    (J) the Company provides the notice to the Executive contemplated by subparagraph 1(a)(ii) not to extend the Term of Employment.


The Executive's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness; provided, however, that in the event of any such illness resulting in a significant impairment or inability of the Executive to perform his material duties, the Board may (during the disability period) suspend the Executive from his duties, authorization or responsibilities to the extent necessary due to such inability or impairment without triggering Good Reason; provided, that, if a Good Reason event (other than as described in subparagraph 4(c)(ii)(A)) should occur during such disability period, the Executive may terminate his employment for Good Reason. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. Except with respect to subparagraph 4(c)(ii)(I) or (J), no such event described above shall constitute Good Reason unless the Executive has given a Notice of Termination (as that term in subparagraph 4(d)(i) below) to the Company specifying the condition or event relied upon for such termination within 90 days from the Executive's actual knowledge of the occurrence of such event and the Company has failed to cure the condition or event constituting Good Reason within the 30 day period following receipt of the Executive's Notice of Termination.

(d)  Termination Procedures.


     (i) Notice of Termination. Any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with the notice provisions contained in subparagraph 15(b) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     (ii) Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean the date specified in the Notice of Termination (but in no event shall such date be later than the 35th day following the date the Notice of Termination is given) or the date of the Executive's death.

     (iii)No Waiver. The failure to set forth any fact or circumstance in a Notice of Termination shall not constitute a waiver of the right to assert such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

5.   Obligations of the Company upon Termination.


     (a) Post-Employment Benefits. If the Executive's employment is terminated by the Company for any reason other than Cause, death or Disability, or the Executive terminates his employment for Good Reason:

          (i) the Company shall pay or provide to the Executive, within 5 business days, the Accrued Obligations (as that term is defined in subparagraph 5(b) below);

          (ii) the Company shall pay, within five business days, to the Executive a lump sum equal to three times (A) the Executive's Annual Base Salary (at the same level that was being paid to the Executive on the Date of Termination (disregarding any reduction in Annual Base Salary that constitutes Good Reason hereunder) and
               (B) the target Annual Bonus opportunity for the year in which the Date of Termination occurs (disregarding any reduction in Annual Bonus that constitutes Good Reason hereunder); provided, that such target Annual Bonus shall not be less than 60% of the Executive's Annual Base Salary on the Date of Termination; and

          (iii)during the period beginning on the Date of Termination and ending 36 months thereafter, the Executive (and, as applicable, the Executive's covered dependents) shall be entitled to all health and welfare benefits under the Company's welfare benefit plans (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended), as if the Executive were still employed during such period, at the same level of benefits and at the same after-tax dollar cost to the Executive as is available to all of the Company's senior executives generally ("Continued Benefits"). If and to the extent the Company is not permitted under the terms of the applicable plan or applicable law to provide such benefits under its existing plans, or if the provisions of such benefits would cause the applicable plan to be deemed to be discriminating in favor of highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended, the Company shall provide equivalent benefits on an individual basis at no additional after-tax cost to the Executive or shall provide the after-tax cash equivalent thereof. The benefits provided in accordance with this subparagraph 5(a)(iii) shall be reduced by any equivalent benefits, without waiting period or pre-existing condition limitations, provided to the Executive by another employer (such benefits to be determined on a benefit-by-benefit basis);

          (iv) the Company shall reimburse, within five business days of the Date of Termination or, if later, the date the Executive submits his request for reimbursement, the Executive pursuant to subparagraph 3(f) for reasonable expenses incurred in accordance with the Company's policy, but not paid prior to such termination of employment;

          (v) all outstanding stock options and restricted stock, including, without limitation, the Options, held by the Executive shall become immediately exercisable and/or vested, as the case may be, and (A) the stock options (other than the Options) shall remain exercisable pursuant to the terms of the plan pursuant to which they were granted and (B) the Options shall remain exercisable until the second one-year anniversary of the Date of Termination (or, if earlier, the last day of the term of the Option); and

          (vi) the Company shall pay the Executive, within 20 days, his target entitlement under any and all long-term incentive bonuses, awards or compensation he would have otherwise been entitled to be paid in cash if he was employed on the relevant payment date(s) and the target goals for such bonuses, awards or other compensation had been achieved; provided, that such target entitlement shall not be less than 60% of the Executive's Annual Base Salary on the Date of Termination.


     (b) Termination due to death or Disability; by the Company for Cause; by the Executive without Good Reason. If the Executive's employment is terminated by the Company for Cause, death or Disability, or by the Executive for other than Good Reason (or upon expiration of the term if the Executive provides the notice contemplated by subparagraph 1(a)(ii) hereof), the Company shall pay to the Executive (or to the Executive's estate or personal representative, in the case of the Executive's death) in a lump sum in cash within 20 days after the Date of Termination the sum of the following amounts (the "Accrued Obligations"): (i) any portion of the Executive's Annual Base Salary and earned but unpaid Annual Bonus (i.e. from a prior year) through the Date of Termination that has not yet been paid (and, if and only if the Executive's employment is terminated due to the Executive's death or Disability, a prorated Annual Bonus based on the target level of the Annual Bonus for the year in which the Date of Termination occurs, prorated based on the fraction of the year the Executive was employed); (ii) any compensation previously deferred (provided, no amounts paid or payable under subparagraph 5(a) shall be deemed compensation previously deferred) by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid;
          (iii) any unpaid vacation pay that was accrued during the year in which the Date of Termination occurs; and (iv) any unpaid business expenses under subparagraph 3(f). In addition, if the Executives' employment is terminated due to his death or Disability, the Company shall provide the Executive and his eligible dependents with Continued Benefits for two years (after which the Executive shall be entitled to continuation of benefits to the extent required by the Consolidated Omnibus Budget Reconciliation Act (COBRA)). After making such payment(s), the Company shall have no further obligations under this Agreement.

     (c) Liquidated Damages. The payments and benefits provided in subparagraph 5(a) are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause, death, or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

6. Release. Notwithstanding any provision herein to the contrary, the Company may require that, prior to payment of any amount or provision of any benefit under subparagraph 5(a) or 5(b) of this Agreement, the Executive shall have executed a complete release of the Company and its affiliates and related parties in such form as is reasonably acceptable to both parties and any waiting periods contained in such release shall have expired; provided, however, that the Executive's obligation to execute such a release shall be contingent upon the Company's execution of a complete release of the Executive in such form as is reasonably acceptable to both parties.

7. Non-Exclusivity of Rights. Except as otherwise provided in this Agreement, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Executive may qualify (other than severance policies), nor shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any other plan, program, policy, or practice of, or any contract or agreement with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with the terms of each such plan, program, policy, practice, contract, or agreement, as the case may be, except as expressly modified by this Agreement.

8. Full Settlement. Except in the event of a termination of the Executive's employment for Cause, the Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense, or other claim, right, or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and (except as provided with respect to health and welfare benefits in subparagraph 5(a)(iii) of this Agreement) the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

9.   Non-Competition; Confidential Information; and Non-Solicitation.

     (a) Non-Competition. During the Term of Employment and (i) if the Executive's employment is terminated by the Company for other than Cause or Disability or the Executive terminates his employment for Good Reason, during the period beginning on the Date of Termination and ending on the 24 month anniversary thereof or (ii) if the
          Executive's  employment  is  terminated  by the  Company  for Cause or
          Disability or the Executive terminates his employment for a reason other than Good Reason, during the period beginning on the Date of
          Termination and ending on the 12 month anniversary thereof (as applicable, the "Restrictive Covenant Coverage Period"), the Executive shall not, without the prior written consent of the Company, as a shareholder, officer, director, partner, consultant, employee, or otherwise, engage directly in any business or enterprise which is "in competition" with the Company or its successors or assigns (such entities collectively referred to hereinafter in this Paragraph 9 as the "Company"); provided, however, that the Executive's ownership of less than five percent of the issued and outstanding voting securities of a publicly traded company shall not, in and of itself, be deemed to constitute such competition. A business or enterprise is deemed to be "in competition" if it is conducting a retail grocery business in any of the geographical regions in which the Company conducts substantial business on the Date of Termination and (I) more than 10% of the total revenue of the business or enterprise is attributable to the retail grocery business, and (II) the Executive does or will provide material services for, advise, or consult or otherwise share material information with, the portion of the business or enterprise, or the employees thereof, engaged in competition. Notwithstanding anything herein to the contrary, Wal Mart Stores, Inc. and its affiliates and KMart Corporation and its affiliates shall be considered to be "in competition" with the Company.

     (b) Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge, trade secrets, methods, know-how or data relating to the Company and its businesses or acquisition prospects that the Executive obtained or obtains during the Executive's employment by the Company and that is not and does not become generally known to the public (other than as a result of the Executive's violation of this Paragraph 9) ("Confidential Information"). Except as may be required and appropriate in connection with carrying out his duties under this Agreement, the Executive shall not communicate, divulge, or disseminate any material Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process; provided, however, that if so required, the Executive will provide the Company with reasonable notice to contest such disclosure.

     (c) Non-Solicitation of Employees. The Executive recognizes that he may possess confidential information about other employees of the Company relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with suppliers to and customers of the Company. The Executive recognizes that the information he will possess about these other employees may not be generally known, may be of substantial value to the Company in developing its respective businesses and in securing and retaining customers, and may be acquired by him because of his business position with the Company. The Executive agrees that, during the Restrictive Covenant Coverage Period, he will not, directly or indirectly, initiate any action to solicit or recruit anyone who is then an employee of the Company for the purpose of being employed by him or by any business, individual, partnership, firm, corporation or other entity on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company to any other person except within the scope of Executive's duties hereunder. The restrictive provision of this subparagraph 9(c) shall have no effect on any then-current employee of the Company who initiates contact with the Executive seeking employment or who initiates discussions with the Executive regarding his or her intent to cease employment with the Company.

     (d) Non-Interference with Suppliers or Customers. The Executive agrees that, during the Restrictive Covenant Coverage Period, he will not interfere with any business relationship between the Company and any of its suppliers or customers.

     (e)  Remedies; Severability.


          (i) The Executive acknowledges that if the Executive shall breach or threaten to breach any provision of subparagraphs 9(a) through
               (d), the damages to the Company may be substantial, although difficult to ascertain, and money damages will not afford the Company an adequate remedy. Therefore, if the provisions of subparagraphs 9(a) through (d) are violated, in whole or in part, the Company shall be entitled to specific performance and injunctive relief, without prejudice to other remedies the Company may have at law or in equity.

          (ii) If any term or provision of this Paragraph 9, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Paragraph 9, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Paragraph 9 shall be valid and enforceable to the fullest extent permitted by law. Moreover, if a court of competent jurisdiction deems any provision hereof to be too broad in time, scope, or area, it is expressly agreed that such provision shall be reformed to the maximum degree that would not render it unenforceable.

10. Certain Additional Payments by the Company.

     (a) If the Accountant shall determine that the aggregate payments made and benefits provided to the Executive pursuant to this Agreement, and any other payments and benefits provided to the Executive from the Company (or its successors or assigns or an entity that effectuates a Change in Control) and its affiliates (whether or not pursuant to this Agreement) that constitute "parachute payments" as defined in Section 280G of the Code (or any successor provision thereto) ("Parachute Payments") would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount (determined by the Accountant) such that after payment by the Executive of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment and any interest or penalties imposed with respect to such taxes, the Executive retains from the Gross-Up Payment an amount equal to the Excise Tax imposed upon the Parachute Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to (A) pay federal income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made and (B) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. For purposes of this Paragraph 10, the "Accountant" shall mean an independent accounting firm, which shall be selected by the Company from among the three largest accounting firms in the United States, and which shall be reasonably acceptable to the Executive, the fees and disbursements of which shall be paid by the Company.

     (b) If the Accountant shall determine that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that the Executive has substantial authority not to report any Excise Tax on the Executive's Federal income tax return. If the Executive is subsequently required to make a payment of any Excise Tax, then the Accountant shall determine the amount of such additional payment ("Gross-Up Underpayment"), and any such Gross-Up Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. The fees and disbursements of the Accountant shall be paid by the Company.

     (c) The Executive shall notify the Company in writing within 45 days of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. If the Company notifies the Executive in writing that it desires to contest such claim and that it will bear the costs and provide the indemnification as required by this sentence, the Executive shall:

          (i) give the Company any information reasonably requested by the Company relating to such claim,

          (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

          (iii)cooperate with the Company in good faith in order to effectively contest such claim, and

          (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. The Company shall control all proceedings taken in connection with such contest; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; further provided, the Executive shall retain the right to participate in all such proceedings at his own expense.

     (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to subparagraph 10(c)(iv), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall, within 45 days, pay to the Company the amount of such refund, together with any interest paid or credited thereon after taxes applicable thereto.

11. Attorneys' Fees. Except as otherwise provided in Paragraph 10, the Company shall pay (on an ongoing basis) to the Executive to the fullest extent permitted by law, all legal fees, court costs, litigation expenses and/or arbitration expenses (as applicable) reasonably incurred by the Executive or others on his behalf as a result of any contest or dispute regarding the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement (such amounts collectively referred to as the "Reimbursed Amounts"); provided, that, the Executive shall reimburse the Company for the Reimbursed Amounts if it is determined that the Executive has not been successful on the material issues raised in such contest or dispute.

12. Indemnification. The Executive shall be indemnified by the Company for actions taken in his position as an officer, director, employee and agent of the Company to the greatest extent as permitted by applicable law. The Executive shall also be covered as an insured by a liability insurance policy secured by and maintained by the Company covering acts of officers and members of the Board of Directors of the Company in amounts not less than $25,000,000 per loss. The Company also agrees to indemnify and forever hold harmless the Executive from any and all pending, threatened, or completed actions, suits or proceedings to which the Company, any of its employees, directors or officers is a party or is threatened to be made a party by virtue of any act or omission which arose prior to the Effective Date hereof.

13. Successors.

     (a) Assignment of Agreement. This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b) Successors of the Company. No rights or obligations of the Company under this Agreement may be assigned or transferred except that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and /or assets (by merger, purchase or otherwise) that executes and delivers the agreement provided for in this Paragraph 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

14. Arbitration. In the event of any dispute or difference between Company and the Executive with respect to the subject matter of this Agreement and the enforcement of rights hereunder, either the Executive or Company may, by written notice to the other, require such dispute or difference to be submitted to arbitration. The arbitrator or arbitrators shall be selected by agreement of the parties or, if they cannot agree on an arbitrator or arbitrators within 30 days after the date arbitration is required by either party, then the arbitrator or arbitrators shall be selected by the American Arbitration Association (the "AAA"), upon the application of the Executive or the Company. The determination reached in such arbitration shall be final and binding on both parties without any right of appeal or further dispute. Execution of the determination by such arbitrator may be sought in any court of competent jurisdiction. The arbitrators shall not be bound by judicial formalities and may abstain from following the strict rules of evidence and shall interpret this Agreement as an honorable engagement and not merely as a legal obligation. Unless otherwise agreed by the parties, any such arbitration shall take place in Jacksonville, Florida and shall be conducted in accordance with the Employment Dispute Resolution Rules of the AAA.

15. Miscellaneous.

     (a) Governing Law and Captions. This Agreement shall be governed by, and construed in accordance with, the laws of Florida, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
          (b) Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery or by facsimile (provided confirmation of receipt of such facsimile is received) to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:
Allen R. Rowland
5050 Edgewood Court
Jacksonville, Florida 32254-3699

With a copy to:
Bruce S. Mendelsohn, Esq.
Akin, Gump, Strauss, Hauer & Feld, L.L.P.
1333 New Hampshire Avenue, N.W., Suite 400
Washington, District of Columbia 20036

If to the Company:

Winn-Dixie Stores, Inc.
Attention: General Counsel
5050 Edgewood Court
Jacksonville, Florida 32254-3699

With copy to:

Andrew J. Fawbush, Esq.
LeBoeuf, Lamb, Greene & MacRae, L.L.P.
50 North Laura Street, Suite 2800
Jacksonville, Florida 32202-3650

or to such other address as either party furnishes to the other in writing in accordance with this subparagraph 15(b). Notices and communications shall be effective when actually received by the addressee.

     (c) Amendment. This Agreement may not be amended or modified except by a written --------- agreement executed by the parties hereto or their respective successors and legal representatives.

     (d) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

     (e) Withholding. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local, and foreign taxes that are required to be withheld by applicable laws or regulations. All cash amounts required to be paid hereunder shall be paid in United States dollars.

     (f) Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

     (g) Entire Understanding. The Executive and the Company acknowledge that this Agreement supersedes and terminates any other severance and employment agreements between the Executive and the Company or any Company affiliates. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

     (h) Rights and Benefits Unsecured. The rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated, or subject to attachment, garnishment, levy, execution, or other legal or equitable process except as required by law. Any attempts by the Executive to anticipate, alienate, assign, sell, transfer, pledge, or encumber the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

     (i) Change in Control. For purposes of this Agreement, "Change in Control" shall mean:

     (i) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the "Act"), excluding (A) those persons and entities included in the joint Schedule 13(G) filing filed with the Securities and Exchange Commission on February 12, 1999, and all current or future heirs, successors and affiliates to such persons and all trusts or other entities established or maintained, or to be established or maintained, for the benefit of such persons and their heirs, successors and affiliates (collectively, the "Davis Family"),
          (B) any employee benefit plan or related trust sponsored or maintained by the Company, and (C) a corporation or other entity owned, directly or indirectly, by all or substantially all of the shareholders of the Company immediately prior to the transaction in substantially the same proportions as their ownership of stock of the Company ("Person")), becoming the beneficial owner, directly or indirectly, of twenty-five
          (25) percent or more of the outstanding voting stock of the Company requiring the filing of a report with the Securities and Exchange Commission under Section 13(d) of the Act; provided, that, at the time of the acquisition of such beneficial ownership interest, such Person's beneficial ownership interest in the Company exceeds that of the Davis Family;

     (ii) consummation of a merger, consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the shareholders of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty
          (50) percent of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination; or

     (iii)during any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

     (j) Noncontravention. The Company represents that the Company is not prevented from entering into, or performing this Agreement by the terms of any law, order, rule or regulation, its by-laws or declaration of trust, or any agreement to which it is a party, other than which would not have a material adverse effect on the Company's ability to enter into or perform this Agreement.

     (k) Paragraph and Subparagraph Headings. The paragraph and subparagraph headings in this Agreement are for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.


                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of the Board, the Company has caused this Agreement to be executed, all as of the day and year first above written.

ATTEST:                                          WINN-DIXIE STORES, INC.


____________________________            By:_____________________________________
Secretary                                            Its


                                                 ALLEN R. ROWLAND


                                          -------------------------------------



                                    EXHIBIT A

                               RELOCATION EXPENSES

The Company shall reimburse the Executive, on an after-tax basis, for all relocation expenses incurred in connection with Executive's move, including without limitation, reasonable transportation costs for the Executive and his family to move to the Jacksonville, Florida area (the "Metro Area"), all real estate brokerage and related fees, closing costs (including, without limitation, points), and legal expenses incurred in connection with the purchase or leasing of a new home and sale of the Executive's current residence, and the actual cost of moving the Executive's and his family's household goods and personal effects (including, without limitation, storage).

In addition, the Company and the Executive shall agree upon an independent appraiser who shall appraise the Executive's current residence in Orlando, Florida within 30 days of the Effective Date (such value as determined by the appraiser, the "Appraised Value"). The Executive shall agree to make reasonable efforts to sell his current residence; provided, however, that the Company agrees that if the Executive is unable to sell such residence by July 1, 2000, the Company shall, if requested by the Executive, buy the house for the Appraised Value.

The Company shall reimburse the Executive, on an after-tax basis, the cost of temporary housing in the Metro Area (not to exceed nine (9) months) suitable for the Executive and his family during the period from his family's relocation to the Metro Area until the closing date on the purchase or lease of the family's new permanent residence in the Metro Area.